Distillate Capital Partners, LLC
Code of Ethics

March 2023

312.270.1212

This Code of Ethics (“Code”) is the property of Distillate Capital Partners LLC (referred to herein as the “Company”) and must be returned to the Company if your employment or association with the Company is terminated for any reason. The contents of this Code are confidential, and should not be revealed to third parties.

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Introduction

The Code of Ethics (this “Code”) has been prepared for Employees of Distillate Capital Partners LLC (“Distillate” or the “Company”). The Company has adopted the policies and procedures described in this Code in an effort to maintain a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable laws, including state and federal securities laws and regulations. In particular, this Code has been adopted by the Company pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), and Section 204A of the Investment Adviser Act of 1940, as amended (the “Advisers Act”) and Rule 204A-1 (collectively, the “Rules”) thereunder to effectuate the purposes and objectives of such Rules.
In particular, Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940, as amended, requires the Company to adopt a code of ethics containing provisions reasonably necessary to prevent Access Persons (as defined below) from engaging in any act, practice or course of business prohibited by the Rule.
“Access Person” means (i) all management personnel (officers, directors and partners) of the Company, and (ii) any other Employee of the Company who has access to information regarding the purchase or sale of securities by the Company or the portfolio holdings of any of its Clients, or who is involved in making recommendations with respect to purchases or sales of securities. The Company treats all Employees as Access Persons for the purpose of this Code.
“Chief Compliance Officer” or “CCO” is Cory Gossard. Mr. Gossard can be contacted directly via email at cory.gossard@distillatecapital.com.
This Code is predicated on the principle that the Company owes a fiduciary duty to its Clients. Every fiduciary has the duty and a responsibility to act in the utmost good faith and in the best interests of the Client and to always place the Client’s interests first and foremost. Accordingly, the Company’s Employees must avoid, as is reasonably possible, activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. It is expected that certain conflicts of interest may arise for Employees while acting in their capacity at the Firm. In the event that a conflict of interest, or the appearance of a conflict of interest, were to arise, Employees are required to disclose such conflict(s) to the CCO promptly.
In addition, this Code of Ethics has been adopted to ensure that Employees who have knowledge of the portfolio transactions will not be able to act thereon to the disadvantage of the Company or its Clients. It is the responsibility of each Employee to understand the various laws applicable to such Employee, and to conduct personal securities transactions in a manner that does not interfere

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with the transactions of the Company or their Clients, or otherwise take unfair advantage of the Company or its Clients.
The Code does not address every possible situation that may arise, consequently, every Employee is responsible for exercising good judgment, applying ethical principles, and bringing violations or potential violations of the Code of Ethics to the attention of the CCO. . An Employee should report a violation, or a suspected violation, by completing a “Confidential Reporting Form” in the Firm’s compliance system, MyComplianceOffice (“MCO”). Any questions regarding this Code of Ethics should be referred to the CCO.
FAILURE TO COMPLY WITH THE RULES AND REQUIREMENTS SET FORTH IN THIS CODE CONSTITUTES A BREACH OF AN EMPLOYEE’S OBLIGATION TO CONDUCT HIMSELF OR HERSELF IN ACCORDANCE WITH THE COMPANY’S POLICIES AND PROCEDURES, AND IN CERTAIN CASES MAY RESULT IN A VIOLATION OF LAW. APPROPRIATE REMEDIAL ACTION BY THE COMPANY MAY INCLUDE CENSURE, FINE, RESTRICTION ON ACTIVITIES OR SUSPENSION OR TERMINATION OF EMPLOYMENT.
Administration of Code

The CCO shall be responsible for all aspects of administering, and all interpretive issues arising under, this Code. The CCO is responsible for considering any requests for exceptions to, or exemptions from, the Code. Any exceptions to, or exemptions from, the Code shall be subject to such additional procedures, reviews and reporting as may be deemed appropriate by the CCO.
Distillate utilizes web-based compliance software to help administer the Code. Access Persons are required to access and utilize the compliance software so that the CCO can best monitor and test the Code.
Recordkeeping Requirements

The Company’s shall maintain the following records at its principal place of business:
•a copy of each Code in effect during the past five years;
•a record of any violation of the Code and any action taken as a result of the violation for at least five years after the end of the fiscal year in which the violation occurs;
•a copy of each personal trading report required by this Code;
•a record of all persons required to make reports currently and during the past five years;

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•a record of all persons who are or were responsible for reviewing these reports during the past five years; and
•a record of any decision and the reasons supporting that decision, to approve an person’s purchase of securities in an initial public offering or private placement, for at least five years after approval.
Condition of Employment or Service with the Company

This Code of Ethics applies to each Employee of the Company. Employees shall read and understand this Code and uphold the standards in the Code in their day-to-day activities at the Company. Compliance with the Code shall be a condition of employment or continued affiliation with the Company and conduct not in accordance herewith shall constitute grounds for sanctions (including, without limitation, reprimands, restrictions on activities, disgorgement, termination of employment, or removal from office). Each Employee shall sign their acknowledgement indicating his or her receipt and understanding of, and agreement to comply with this Code.
Standards of Conduct

Employee Conduct

The following general principles should guide the individual conduct of each Employee:
•Employees will not take any action that will violate any applicable laws or regulations, including all federal securities laws.
•Employees will adhere to the highest standards of ethical conduct.
•Employees will maintain the confidentiality of all information obtained in the course of employment with the Company.
•Employees will bring any issues reasonably believed to place the Company at risk to the attention of the CCO.
•Employees will not abuse or misappropriate the Company’s or any Client’s assets or use them for personal gain.
•Employees will disclose any activities that may create an actual or potential conflict of interest between the Employee, the Company and/or any Client.
•Employees will deal fairly with Clients and other Employees and will not abuse the Employee’s position of trust and responsibility with Clients or take inappropriate advantage of his or her position with the Company.

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•Employees shall not employ any device, scheme, or artifice to defraud a Client
•Employees will comply with the Code of Ethics. Falsification or Alteration of Records
Falsifying or altering records or reports of the Company, preparing records or reports that do not accurately or adequately reflect the underlying transactions or activities of the Company or its Clients, or knowingly approving such conduct is prohibited. Examples of prohibited financial or accounting practices include:
•Making false or inaccurate entries or statements in any Company or Client books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity;
•Manipulating books, records, or reports for personal gain;
•Failing to maintain required books and records that completely, accurately, and timely reflect all business transactions;
•Maintaining any undisclosed or unrecorded Company or Client funds or assets;
•Using funds for a purpose other than the described purpose;
•Making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction.
Competition and Fair Dealing

The Company seeks to outperform its competition fairly and honestly. The Company seeks competitive advantages through superior performance, not through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information obtained without the owner’s consent, or inducing such disclosures by past or present Employees of other companies is prohibited. Each Employee should endeavor to respect the rights of and deal fairly with the Company’s Clients, vendors, service providers, suppliers, and competitors. No Employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair dealing practice. Employees should not falsely disparage or make unfair negative comments about its competitors or their products and services. Negative public statements concerning the conduct or performance of any former Employee of the Company should also be avoided.

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The CCO shall collect a certification completed by employees on a quarterly basis making certain representations with regards to the Code of Ethics and policies therein, among others, including gifts and entertainment, political contributions, outside business activities, personal trading, and conflicts of interest.
Prohibition Against Insider Trading

Investment advisers and their employees may have access to material information about a public company that has not been publicly disseminated. Federal and state securities laws generally make it unlawful for any person to trade in securities of a publicly-traded issuer while in possession of material, non-public information (“MNPI”) concerning such issuer or its securities. It is also unlawful to pass material, non-public information to others (a practice known as “tipping”). The persons covered by these restrictions are not only “insiders” of publicly-traded issuers, but also any other person who, under certain circumstances, learns of material, non-public information about an issuer, such as attorneys, investment banking analysts and investment managers.
Violations of these restrictions have severe consequences for both the Company and its Employees. Trading on material, non-public information or communicating such information to others is punishable by imprisonment and criminal fines. In addition, employers may be subjected to liability for insider trading or tipping by Employees. Investment advisors may be held liable for failing to take measures to deter securities laws violations where such failure is found to have substantially contributed to or permitted a violation.
In light of these rules, Distillate has adopted the general policy, applicable to all Employees, that an Employee may not trade in any Client or personal account in the securities of any publicly- traded issuer about which the Employee or the Company possesses material, non-public information, nor “tip” others about such information.
The laws of insider trading are continuously changing. You may legitimately be uncertain about the application of the rules contained in this Manual in a particular circumstance. You should notify the CCO immediately if you have any questions as to the propriety of any actions or about the policies and procedures contained herein.
Explanation of Insider Trading

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If any Employee has any questions they should consult the CCO.

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What is Material Information?

“Material information” is defined generally as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to:
•business combinations (such as mergers or joint ventures),
•changes in financial results,
•changes in dividend policy,
•changes in earnings estimates,
•significant litigation exposure,
•new product or service announcements,
•private securities offerings,
•plans for recapitalization,
•repurchase of shares or other reorganization plans
•antitrust charges,
•labor disputes,
•pending large commercial or government contracts,
•significant shifts in operating or financial circumstances (such as major write-offs and strikes at major plants), and
•extraordinary business or management developments (such as key personnel changes).

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material.
No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. If you are in receipt of non-public information that you believe is not material, you should confirm such determination with the CCO.
What is Non-Public Information?

Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report publicly filed with the SEC, or appearing in Dow Jones, Reuters

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Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.
If the information is not available in the general media or in a public filing, it should be treated as non-public. If you are uncertain whether or not information is non-public, you should contact the CCO.
Examples of Potential MNPI Sources

Below is a list of potential sources of material, non-public information that Employees of the Company may periodically access. If an Employee accesses or utilizes any of these sources of information, whether in connection with their employment duties or otherwise, they should be particularly sensitive to the possibility of receiving material non-public information about a publicly-traded company, and immediately notify the CCO if they feel that they have received material non-public information. This list is provided for general guidance and is not an exclusive list of all possible sources of material non-public information.
Contacts with Public Companies

Contacts with public companies may represent part of the Company’s research efforts. The Company may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly-available information.
Employees must be especially alert to the potential for access to sensitive information during such contacts. Information received from company representatives during a conference call that is open to the investment community is public. The disclosure of this type of information is covered by SEC Regulation FD.
Difficult legal issues arise, however, when, in the course of contacts with public companies, you become aware of material, non-public information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect yourself, the Company and its Clients, you should contact the CCO immediately if you believe that you may have received material, non-public information.
All calls or meetings with any employee of a public company must be reported to the CCO prior to the meeting. To the extent that any meeting or contact is not open to the investment community, the CCO may require that an Employee issue a standard notification at the beginning of the meeting

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that they do not wish to receive non-public information. The CCO will maintain a list of all Company contacts with public companies.
Bank Debt

The Company may wish to invest in the bank debt of a public issuer. Investors in bank debt are often privy to material non-public information provided to lenders and investors. Should you decide to access private information of a bank debt issuer, you should notify the CCO immediately. Even if you decide to not access such information, you should exercise caution as there is a heightened risk of inadvertent exposure to private information when investing in bank debt.
Directorships and Committee Memberships

An Employee of the Company may be a member of the Board of Directors, creditor’s committee or similar committee, group or informal organization of credit holders, or have similar status with a public issuer. Any such memberships must be reported to the CCO immediately by completing Outside Business Activities Form on the Firm’s compliance software.
Market Rumors

Creating or spreading a rumor that is known to be untrue with the intent of affecting the market price of a security could constitute an unlawful attempt to manipulate market prices and should be avoided at all times. In addition, making investment decisions or otherwise acting on information received as a market rumor can carry significant risk for the Company and the Employee, given the inherent lack of certainty that a market rumor is accurate and/or does not constitute material non-public information. Employees should contact the CCO prior to acting on or sharing any information received as a market rumor.
Penalties for Insider Trading

You may face severe penalties if you trade securities while in possession of material, non-public information, or if you improperly communicate non-public information to others. The consequences to you of illegal insider trading may include:
•The Company may terminate your employment.
•You may be subject to criminal sanctions which may include a fine of up to $1,000,000 and/or up to ten years imprisonment.
•The SEC can recover your profits gained or losses avoided through illegal trading, and a penalty of up to three times the profit from the illegal trades.

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•The SEC may issue an order permanently barring you from the securities industry.
•You may be sued by investors seeking to recover damages for insider trading violations.
Insider trading laws provide for penalties for “controlling persons” of individuals who commit insider trading. Accordingly, under certain circumstances, a supervisor of an employee who is found liable for insider trading may also be subject to penalties.
The Company could be subject to the following penalties in the event an Employee is found liable for insider trading:
•Civil penalties of up to the greater of $1 million or three times the amount of profits gained or losses avoided by an Employee;
•Criminal fines of up to $2.5 million per violation; and
•Restrictions on the Company’s ability to conduct certain of its business activities.
Compliance Procedures

The following procedures have been established to aid Employees in addressing situations where they have access to material non-public information relating to any company. Each Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.
Identifying Material Non-public Information

Before executing any trade for yourself or others, including Client accounts, you must determine whether you have access to material, non-public information. Ask yourself the following questions:
•Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if disclosed?
•Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by appearing in publications of general circulation? Is the information already available to a significant number of other traders in the market?

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If after consideration of the foregoing you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:
•Report the matter immediately to the CCO.
•Do not purchase or sell the securities on behalf of yourself or others, including any Client account.
•Do not communicate the information within or outside of the Company other than to the CCO and other persons who “need to know” such information in order to perform their job responsibilities at the Company.
Upon the determination that the information received is material and non-public, the CCO will promptly add the name to the Restricted List (defined below).
Restricted List

Receipt by the Company or an Employee of material non-public information, as well as certain transactions in which the Company may engage, may require that, for either business or legal reasons, Client accounts or personal accounts of Employees do not trade in the subject securities for specified time periods. Any such security will be designated as “restricted.” The CCO will determine which securities are restricted, will maintain a list (the “Restricted List”) of such securities and will deny permission to effect transactions in Client or Employee personal accounts in securities on the Restricted List as described below in D. Personal Securities Transactions.
Confidentiality of Material Non-Public Information

Communications

Information in your possession that you identify as material and non-public may not be communicated to anyone, including any person within the Company other than the CCO and those persons who “need to know” such information in order to perform their job responsibilities at the Company.
Information Handling

Employees should take all appropriate actions to safeguard any material, non-public information in their possession. Care should be taken that such information is secure at all times. For example, do not leave documents or papers containing material, non-public information on your desks or otherwise for people to see, access to files containing material, non-public information and

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computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.
You may not make unauthorized copies of material, non-public information. Additionally, you must ensure the disposal of any material, non-public information in your possession is authorized (for example, material, nonpublic information obtained pursuant to a confidentiality agreement may be required to be returned in certain circumstances). Upon termination of your employment with the Company, you must return to the Company any material, non-public information (and all copies thereof in any media) in your possession or under your control.
Personal Account Dealings

The Company has adopted the following general principles governing personal investment activities by Employees:
•the interests of Client accounts will be placed in front of any Employee personal transaction. Appropriate investment opportunities must be made for the Company’s Clients before the Company or any Employee may act on them; and
•all personal securities transactions will be conducted in such a manner as to avoid any actual, potential or perceived conflicts of interest or abuse of an individual’s position of trust and responsibility.
Reportable Personal Accounts

All Employees must disclose to the CCO within ten (10) days of becoming an Access Person all Reportable Personal Accounts, and thereafter must disclose promptly to the CCO any new Reportable Personal Accounts. For the purposes of this Code, Reportable Personal Accounts include any personal account that has the capability to hold or trade reportable securities 6 (e.g., stocks, bonds, options etc.). This includes the accounts of Employees, their immediate family members (spouse, children), and extended family members in the employee’s household.

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6 “Reportable security” means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include:
(i) direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless Distillate or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless Distillate or a control affiliate acts as the investment adviser or principal underwriter for the fund.

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Certain accounts must be disclosed, but are not subject to investment reporting. Generally, these are accounts over which the Employee has no control or discretionary authority, or which are not eligible to hold reportable securities:
•Any personal brokerage account over which the Employee has no control or discretionary trading authority, including any Managed Accounts (as defined below);
•Mutual funds held directly with the issuer or their transfer agent; and
•Accounts that allocate exclusively to select open-end mutual funds not advised or sub- advised by the Company and do not have discretionary brokerage capability for individual securities (e.g., 529 and 401(k) accounts).
A Managed Account is a brokerage account that is managed by a third-party investment manager, where the Employee has no power to control or influence investment decisions in the account. A Managed Account held by an Employee will be exempted from ongoing reporting requirements of this Code subject to an attestation by the investment manager on the manager’s letterhead that they have full discretion or, alternatively, may provide a copy of the investment advisory agreement or contract.
Investment Reporting

Holdings Reports

All Employees must certify their personal securities holdings via the Company’s compliance software within 10 days after first becoming an Access Person. The information contained in the certification must be current as of a date no more than 45 days prior to the date the person becomes an Employee.
Additionally, all Access Persons disclose and certify their holdings in Reportable Securities by January 31st of each year. Excluded from this holdings disclosure requirement are the holdings of any Reportable Personal Accounts that are non-discretionary, where the Access Person has granted discretionary trading authority to a third-party manager.
A report must be submitted even if no purchases or sales of securities were made during the period covered by the report.
Transactions Reports

Employees must submit and attest to the transactions in Reportable Securities within 30 days after the end of each calendar quarter that identifies all transaction made during the quarter. Excluded from the transactions disclosure requirement are the transactions in any Reportable Personal

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Accounts that are non-discretionary, where the Access Person has granted discretionary trading authority to a third-party manager.
A quarterly transactions certification must be submitted even if no purchases or sales of securities were made during the period covered by the report.
All Access Persons discretionary transactions in Reportable Securities are subject to monitoring in order to ascertain any pattern of conduct which may evidence use of material non-public information obtained in the course of their employment.
Restrictions and Limitations on Personal Securities Transactions

The Company expects to maintain for client accounts broad exposures across various markets. As a result, the Company does not expect to pre-clear every Access Person trade but to target specific policies and approvals, as described further below, including Blackout Periods, participation in IPOs and secondary offerings, participation in private placements, and maintenance of a restricted list. All Access Person discretionary transactions are subject to monitoring in order to ascertain any pattern of conduct which may evidence use of material non-public information obtained in the course of their employment or violation of the following policies and procedures.
The following restrictions and limitations govern investments and personal securities transactions by all Employees:
Prohibition Against Front Running
The Company has established a policy that its Employees shall not execute a personal transaction in a security if an order for a Client account for the same security, same way, at the same price (whether limit or market order) remains unexecuted. Such restriction shall be effective for three trading days before and after any such Client account.
Each Employee is prohibited from buying or selling for either a Client account or an Employee personal account (i) an option while in possession of non-public information concerning a block transaction by a Client account in the underlying stock, or (ii) an underlying security while in possession of non-public information concerning a block transaction by a Client account in an option covering that security (the “inter-market front running”). This prohibition extends to trading in stock index options and stock index futures while in possession of non-public information concerning a block transaction in a component stock of an index.

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Blackout Periods
With regard to investment company clients, a blackout period has been established for all reportable securities, including stocks, bonds, options, rights, warrants and any securities convertible into same, as well as any investment company advised by Distillate, for a period around the firm’s ETF rebalances. As a result, no personal trades will be permitted from the date of the last day of each quarter (3/31, 6/30, 9/30 and 12/31 each year) until the business day following the last scheduled rebalance(s). For example, assuming rebalances on the 5th and 10th business days of the new quarter, Employees could resume trading on the 11th business day of that quarter.
Exceptions may be made in extenuating circumstances at the discretion of the CCO. Private Placements / Limited Offerings are not subject to blackout periods, but remain subject to the pre- clearance requirements described below.

Pre-Clearance for Personal Trades

Personal trading activity and the individual trading of securities by Access Persons creates the opportunity for and the appearance of conflicts of interest. Since the Company advises three ETFs, including an actively managed ETF that has the ability to trade more frequently as opposed to the Company’s index-based products, Distillate has elected to require Access Persons to pre-clear certain personal transactions.

Access Persons must obtain pre-approval from the CCO and/or appropriate Designee prior to executing any transactions in Reportable Securities in a discretionary personal trading account. Once approval is received, the Access Person has two (2) business days to execute the trade before they are required to obtain a new approval.

Transactions in Distillate ETFs are expressly separated from the Company’s personal trading pre- clearance requirements. Access Persons may transact in Distillate ETFs without obtaining prior approval from the CCO. Access Persons are reminded that excessive trading, including that of the Company’s ETFs, may lead to additional review by the CCO and/or appropriate Designee.

Restricted List
Certain transactions in which the Company may engage may require that, for either business or legal reasons, Client accounts or personal accounts of Employees do not trade in the subject securities for specified time periods. Any such security will be designated as “restricted” and maintained on a list (the “Restricted List”, see also C. Prohibition Against Insider Trading).

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While other securities could potentially be added to the Restricted List, it would generally consist of securities where the Company or an Employee may be in possession of material non-public information. The CCO will determine which securities are restricted and when they are removed. As needed, the CCO will periodically disseminate the Restricted List to all Employees as it is updated.
No Employee may engage in any trading activity, whether for a Client account or a personal account, with respect to a security while it is on the Restricted List without prior express approval from the CCO. Restrictions with regard to designated securities are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities.
The Restricted List can be obtained by contacting the CCO. The Restricted List is confidential and may not be disseminated outside the Company.
Participation in IPOs and Secondary Offerings
Participation in IPOs and secondary offerings are subject to pre-clearance. No Employee may acquire any security in an initial public offering (IPO) or secondary public offering without the prior approval of the CCO.
Private Placements
Private placements of any kind (including, but not limited to, LPs, LLCs, hedge funds, private equity funds, PIPEs, private real estate funds, oil and gas partnerships and venture capital investments) may only be acquired with prior approval of the CCO, and, if approved, will be subject to monitoring for possible future conflicts. A request for approval of a private placement must be submitted in advance of the proposed date of investment via the Company’s compliance software. In the event that a potential investment cannot be entered into the compliance software system accurately or correctly, all pertinent information must be submitted to the CCO in writing for approval prior to the proposed date of investment.
Pre-Clearance Procedures

Employees must obtain approval from the CCO prior to executing certain personal securities transactions, as described above, by submitting a pre-clearance form in the Company’s compliance software. All approved personal securities transactions must be executed within two business days from pre-clearance approval. Seeking approval of personal securities transactions after execution is not permitted.

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Actions that occur without the direction of the Employee (i.e. non-discretionary accounts) will be exempt from these requirements and include option expiration, called bond, converted security, and transactions through an established Automatic Investment Plan (a program in which regular periodic transactions are made automatically in accordance with a predetermined schedule and allocation, such as a dividend reinvestment plan).
Review

The CCO shall be responsible for (i) notifying Employees of their reporting obligations under this Code and (ii) reviewing the reports submitted by each Employee under this Code. The CCO may assign the review of Employee reports to a designee, however, no person shall be allowed to review or approve his or her own reports, and reports shall be reviewed by the CCO or appropriate designee. The CCO shall maintain records of all reports filed pursuant to these procedures.
All Access Person discretionary transactions in Reportable Securities are subject to monitoring in order to ascertain any patterns of conduct which may evidence conflicts with the principles of this Manual, including patterns of front-running, violation of these policies and procedures, or other inappropriate behavior.
In the event that such conduct is discovered, in addition to being subject to disciplinary action, Employees may be required to make corrective action including, but not limited to, reversing trades at their own expense. Such corrective actions may be required substantially after the trade that caused a breach of policy, and Employees are urged to consult the CCO if there are questions regarding a particular transaction.
Political Contributions

Company Contributions

Company funds or gifts may not be furnished, directly or indirectly, to a government official, government employee or politician for the purpose of obtaining or maintaining business on behalf of the Company. Such conduct is illegal and may violate federal and state criminal laws. Assistance or entertainment provided to any government office should never, in form or substance, compromise the Company’s arms-length business relationship with the government agency or official involved.
Foreign Corrupt Practices Act

The FCPA prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a

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foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.
The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s county, as well as bona-fide travel costs for certain legitimate business purposes. However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.
Civil and criminal penalties for violating the FCPA can be severe. The Company and its Access Persons must comply with the spirit and the letter of the FCPA at all times. Access Persons must obtain written pre-clearance from the CCO prior to giving anything of value to a foreign person that otherwise might be subject to the FCPA.
Pay-to-Play

Background

SEC Rule 206(4)-5 prohibits “pay-to-play” practices by investment advisers that seek to provide investment advisory services to government entities (i.e., any state or political subdivision of a state, including: any agency, authority or instrumentality of the state, a pool of assets sponsored or established by the state, a plan or program of a government entity; and officers, agents, or employees of the state acting in their official capacity). The rule applies to government assets managed by the Company, whether in a separate account or a pooled investment vehicle. Rule 206(4)-5 prohibits:
•An adviser's receipt of compensation from a government entity for two years following any contribution by the adviser or certain of its personnel (“covered associates”), to certain officials (“covered official”) of a government entity;
•Payments by an adviser or any covered associate to third-party solicitors or placement agents for their solicitation of government entities unless the third party solicitor is a registered representative of a broker-dealer or registered investment adviser subject to pay-to-play regulations; and
•An adviser and its covered associates from soliciting or coordinating contributions for an official of a government entity to which the adviser is seeking to provide

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advisory services, or payments to a political party of a state or locality where any adviser is providing or seeking to provide advisory services to a government entity.
The rule also prohibits acts done indirectly, which, if done directly, would result in a violation of the rule and includes increased recordkeeping requirements regarding political contributions made by its covered associates.
The look back provisions of the rule require an investment adviser to look back in time to determine whether it will be subject to any business restrictions under the rule when employing or engaging a person who would be considered a covered associate due to such person’s triggering contribution to an official of a government entity. The two year time out is not triggered by a contribution made by a natural person more than 6 months prior to becoming a covered associate, unless he or she, after becoming a covered associate, solicits Clients. As a result, the full two year look back applies only to covered associates who solicit for the Company.
Definitions

A contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:
•The purpose of influencing any election for federal, state or local office;
•The payment of debt incurred in connection with any such election; or
•Transition or inaugural expenses incurred by the successful candidate for state or local office.
This includes not only monetary contributions, but also in-kind contributions such as payment for services or use of facilities, personnel or other resources to benefit any federal, state or local candidate campaign, political party committee, or other political committee or political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code (such as the Republican or Democratic Governors Association), or the inaugural committee or transition team of a successful candidate.
Volunteer services provided to a campaign by Employees on their own personal time are not treated as contributions.
A covered associate includes any of the following:
•The Company’s general partners, executive officers or other individuals with a similar status or function;

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•Any Employees who solicits government entities for either Company and any person who supervises, directly or indirectly, such Employee; and
•Any political action committee controlled by the investment adviser or its covered associates.
A covered official is a person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate of a government entity, if the official can (1) directly or indirectly influence the governmental entity’s selection of an investment adviser; or (2) has the authority to appoint an official with such influence. This could cover state or local officials who are running for federal office.
A government entity is defined as any state and local governments and political subdivisions thereof, including their agencies and instrumentalities and pools of assets sponsored or established by the foregoing (such as public pension funds and participant-directed investment programs for the benefit of the public (e.g., 529 college tuition savings programs) or government Employees (e.g., 403(b) and 457 retirement plans)).
Compliance Procedures

The following procedures will apply to political contributions by the Company and its Employees:
•Initially upon hire, a new Employee must disclose their prior six months of Political Contributions, unless the Employee has a sales role, in which case they will disclose their prior two years of Political Contributions.
•all contemplated contributions to a political candidate (including federal, state, local or PACs) by any Employee will require pre-clearance from the CCO using Exhibit H;
•coordination of, or solicitation by, the Company of political contributions to a government official, or payment to a political party of a state or locality, will not be permitted;
•newly hired or promoted Employees who will be considered covered associates will be required to disclose any political contributions made in the past two years to determine if the look back provisions will apply; and
•any new relationships with third-party solicitors will require pre-approval from the CCO.

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In addition, the CCO may require periodic certifications from Employees that they have not made any political contributions in violation of the Company’s policy.
Exemptions

De Minimis Contributions

Although all contributions by Employees must be pre-approved, contributions to any state or local candidate or official which are less than the statutory de minimis amounts will be approved. Contributions will be approved if:
•the Employee is entitled to vote for the candidate and the contribution does not exceed $350 per election; or
•the Employee is not entitled to vote for the candidate and the contribution does not exceed $150 per election.
Other Limited Exemptions

Pursuant to the “returned contribution” exception, if a covered associate of an adviser makes a contribution that triggers the two-year time-out period solely because he or she was not entitled to vote for the official at the time of the contribution, the Company can effectively undo the contribution under very narrow circumstances. To be eligible for the returned contribution exception,
•the contribution had to be less than $350,
•the Company must have discovered the contribution within four months of the date of such contribution, and
•the Company must cause the contributor to re-collect the contribution within 60 days after the Company discovers the contribution.
The specificity of the requirements significantly limits the availability of the exception. Further, an adviser with less than 50 employees can only rely on the returned contribution exception twice in a 12-month period (three times for advisers with more than 50 employees) and an adviser can never use the returned contribution exception for the same covered associate twice.
In addition, Rule 206(4)-5 allows an adviser to apply for an order exempting it from the two-year time-out requirement in the event of an inadvertent violation that falls outside of the exceptions set forth above when, according to the SEC, the imposition of the time-out provision is unnecessary to achieve the Rule’s intended purpose.

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Record-keeping

Rule 206(4)-5 also requires the Company to keep records of contributions made by the Company and their covered associates to government officials and candidates, payments to state or political parties and PACs, a list of its covered associates and government entities that invest or have invested in the past five years with the Company or a pooled investment vehicle managed by the Company. The Company must also maintain records of the names and addresses of each regulated third party adviser or broker-dealer to whom the Company provides payment for the solicitation of a government entity.
Conflicts of Interest
Under Section 206 of the Advisers Act, the duty of the Company to refrain from fraudulent conduct includes an obligation to disclose material facts to their Clients whenever the failure to do so would defraud any Client or prospective client. The Company’s duty to disclose material facts is particularly pertinent whenever the Company is in a situation involving a conflict or potential conflict of interest with a Client. The type of disclosure required by the Company in such a situation will depend upon all the facts and circumstances, but as a general matter, the Company must disclose to Clients all material facts regarding the potential conflict of interest so that the Client can make an informed decision whether to enter into or continue an advisory relationship with the Company or whether to take some action to protect himself against the specific conflict of interest involved.
If any Employee is aware of a personal interest that is, or might be, in conflict with the interest of the Company or its Clients, that Employee shall disclose the situation or transaction and the nature of the conflict to the CCO for appropriate consideration.
Investment Conflicts

Employees who are planning to invest in or make a recommendation to invest in a security for any Client, and who have a material interest in the security or a related security, must first disclose such interest to the CCO. The CCO shall conduct an independent review of the recommendation to purchase the security for Clients and written evidence of such review shall be maintained by the CCO. Employees shall not fail to timely recommend a suitable security to, or purchase or sell of suitable security for, the Company in order to avoid an actual or apparent conflict with a personal transaction in a security.

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Prohibited Conduct with Clients

It is a violation of an Employee’s duty of loyalty to the Company and its Clients for any Employee, without the prior written consent of the CCO, to:
•rebate, directly or indirectly, to any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;
•accept, directly or indirectly, from any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;
•own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for a minority stock ownership or other financial interest in any business which is publicly- owned; or
•borrow money from any of the Company’s suppliers or Clients; provided, however, that (i) the receipt of credit on customary terms in connection with the purchase of goods or services is not considered to be a borrowing within the foregoing prohibition and (ii) the acceptance of loans from banks or other financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.
Outside Activities of Employees

Employees are expected to devote their full professional time and efforts to the business of the Company and to avoid any activities that could present actual or perceived conflicts of interest.
Employees must obtain prior approval from the CCO for any outside activity that involves:
•a time commitment that would prevent you from performing your duties for the Company;
•accepting a second job or part-time job of any kind or engaging in any other business outside of the Company;
•active participation in any business in the financial services industry or otherwise in competition with either of the Company;

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•teaching assignments, lectures, public speaking, publication of articles, or radio or television appearances, or
•serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses and charitable, non-profit and political organizations.
Employees may not serve on the board of any company whose securities are publicly traded, or of any company in which the Company or any Client account owns securities, without the prior approval of the CCO. If such approval is granted, it may be subject to the implementation of appropriate procedures to isolate investment personnel serving as directors from making investment decisions for a Client account managed by the Company concerning the company in question.
Compliance Procedures

All outside activities conducted by an Employee must be approved prior to participation by the CCO or his/her designee by completing and submitting an Outside Business Activities Form in the Company’s compliance software.
The CCO or his/her designee may require full details concerning the outside activity including the number of hours involved and any compensation to be received. In addition, in connection with any approval of an outside activity, such approval may, at the discretion of the CCO, be subject to certain conditions deemed necessary or appropriate to protect the interests of the Company or any Client.
In the unlikely event that a Distillate Employee were to serve on the board of directors of a company which was also a portfolio holding, Distillate would defer to the Trust’s policies and procedures. Any such position held would require the approval of both the CCO and the Trust CCO prior to taking the position.
In addition, to the extent that the Company files a Form U-4 for an Employee seeking to engage in an outside business activity, the Form U-4 will need to be updated to reflect the activity.
Gifts and Entertainment

As a general matter, no Employee shall seek or accept favors, preferential treatment or any other personal benefit because of his or her association with the Company, except pursuant to normal and customary business practices.

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No Employee shall accept any entertainment, gift or other personal benefit that is excessive, extravagant, or creates a conflict between the interests of such Person and the Company. In addition, Employees are prohibited from receiving any gift or entertainment that is of excessive value or extravagant in nature from any person or entity that does business with or on behalf of the Company. For purposes of this Code, excessive or extravagant can generally be is defined as reasonable and customary business entertainment, such as an occasional dinner, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety. Any questions regarding the receipt of any gift or other personal benefit should be directed to the CCO.
Similarly, supervised or access persons should not offer gifts, favors, entertainment or other things of material value that could be deemed overly generous or aimed at influencing decision-making or making a client feel obligated to the firm or the supervised or access person.
Compliance Procedures

The Company has adopted the following principles and procedures governing gifts and entertainment:
•Any gifts or entertainment greater than $100 in value (as described above) offered from an existing or prospective firm service provider or counterparty must be disclosed to the CCO.
•Employees intent to accept more than four gifts or attend more than four entertainment events per year, regardless of value, given or sponsored by the same person or entity must be disclosed to the CCO.
•Employees may not request or solicit gifts or particular entertainment events.
•No gift of cash or cash equivalents may be accepted.
•Items such as pens, coffee mugs or clothing items with a counterparty’s logo are generally acceptable in all instances.
The CCO will ensure that Employees understand the restrictions on giving and receiving gifts and/or compensation of any nature. Employees will not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence, or give the appearance of influencing, their decision-making or make them feel beholden to a person or firm. Similarly, supervised or access persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision- making or making a client feel beholden to the firm or the supervised or access person.

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Gifts given to clients/firms during the holiday season will be based on the company guidelines provided to all Financial Advisors and employees that deal with clients/firms. Guidelines will address the allowed expense, gift selection and approval process. Generally, it is expected that the value of such gifts do not exceed $100.
The CCO has the responsibility for implementation and monitoring of the firm's Gifts and Entertainment policy.
Confidentiality and Privacy Policies

Company Information

The protection of confidential business information is vital to the interests and the success of the Company. Employees may not disclose to third parties, or use for his/her own personal benefit, any information regarding:
•Advice by the Company to its Clients;
•Securities or other investment positions held by the Company or its Clients;
•Transactions on behalf of the Company or its Clients;
•The name, address or other personal identification information of Clients or investors;
•Personal financial information of Clients or investors, such as annual income, net worth or account information;
•Investment and trading systems, models, processes and techniques used by the Company;
•Company business records, Client files, personnel information, financial information, Client agreements, supplier agreements, leases, software, licenses, other agreements, computer files, business plans, analyses;
•Any other non-public information or data furnished to you by the Company or any Client or investor in connection with the business of such Company or such Client or investor; or
•Any other information identified as or which you may otherwise be obligated to keep confidential.
The information described above is the property of the Company and should be kept strictly confidential. Employees may not disclose any such information to any third party without the permission of the CCO or another officer of the applicable Company, except for a purpose properly

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related to the business of such Company or a Client of such Company (such as to a Client’s independent accountants or administrator) or as required by law.
Client Information and Privacy Policy

The Company is required by federal regulations to adopt certain procedures designed to protect all Client confidential and nonpublic information and to safeguard personal information contained in both paper and electronic records. The following policy (the “Privacy Policy”) is designed to meet the standards set forth in the federal regulations as well as the Commonwealth of Massachusetts Standards for Protection of Personal Information (to the extent that such standards are applicable). For purposes of this Privacy Policy, the term Client includes, where appropriate, investors in Funds managed by the Company.
Implementation

The Company is committed to (i) safekeeping personal information collected from potential, current and former Clients and (ii) safeguarding against the unauthorized acquisition or use of unencrypted data or encrypted electronic data regarding each Client. The proper handling of personal information is one of the Company’s highest priorities.
To this end, the CCO has been designated to implement, maintain, review and revise, as necessary, a comprehensive information security program. The CCO will rely on the cybersecurity infrastructure established by the Company and the IT service provider to identify and assess any and all reasonably foreseeable internal and external risks to the security, confidentiality and/or integrity of any electronic, paper or other records containing personal information, and to evaluate and improve, where necessary, the effectiveness of current safeguards for limiting such risks. To this end, the Company:
•employs ongoing Employee training,
•sets policy for Employees relating to the storage, access and transportation of Client records and personal information,
•reviews the scope of security measures at least annually,
•reasonably monitors its information systems, including for unauthorized use or access, and
•reasonably reviews and tests electronic encryption and other elements of its computer security system (including its secure user authentication protocols, secure access control measures and system security agent software).

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The CCO reviews all contractual relationships with third party service providers engaged by the Company to ensure adequate protections are in place with respect to the safeguarding of personal information.
Client Information

The Company collects and keeps only such information that is necessary for it to provide the services requested by its Clients and to administer its Clients’ business with such Company. For instance, the Company may collect nonpublic personal information (such as name, address, social security number, assets, income, net worth, copies of financial documents and other information deemed necessary to evaluate the Client’s financial needs) from Clients when they complete a subscription or other form. The Company may also collect nonpublic personal information from Clients or potential clients as a result of transactions with such Company, its affiliates, its Clients or others (such information to include information received from outside vendors to complete transactions or to effect financial goals).
Sharing Information

The Company only shares the nonpublic personal information of its Clients with unaffiliated entities or individuals (i) as permitted by law and as required to provide services to such Company’s Clients, such as with representatives within our firms, securities clearing firms, insurance companies and other services providers of such Company, or (ii) to comply with legal or regulatory requirements. The Company may also disclose nonpublic personal information to another financial services provider in connection with the transfer of an account to such financial services provider. Further, in the normal course of business, the Company may disclose information it collects about Clients to entities or individuals that contract with such Company to perform servicing functions such as recordkeeping or computer-related services. Finally, the Company may make good faith disclosure of the nonpublic personal information of its Clients to regulators who have regulatory authority over such Company.
Firms hired to provide support services to the Company are not allowed to use personal information for their own purposes and are contractually obligated to maintain strict confidentiality. When the Company provides personal information to service providers, it requires these providers to agree to safeguard such information, to use the information only for the intended purpose and to abide by applicable law.

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Employee Access to Information

Only Employees with a valid business reason have access to Clients’ personal information. These Employees are educated on the importance of maintaining the confidentiality and security of such information and are required to abide by the Company’s information handling practices. The Company employ reasonable procedures to prevent terminated Employees from accessing records containing personal information.
Protection of Information

The Company maintains security standards to protect Clients’ information, whether written, spoken, or electronic. To that end, the Company restricts access to nonpublic personal information to Company personnel who need to know such information in order to provide services to Clients. All electronic or computer files containing such information is password secured and firewall protected from access by unauthorized persons. The Company periodically updates and checks its systems to ensure the protection and integrity of information.
The Company also maintains reasonable restrictions upon physical access to records containing personal information, and stores such records in secure facilities.
Maintaining Accurate Information

The Company’s goal is to maintain accurate, up to date Client records in accordance with industry standards. The Company has procedures in place to keep information current and complete (including the timely correction of inaccurate information).
E-Mail

Should a Client send the Company a question or comment via e-mail, such Company will share the Client’s correspondence only with those Employees or agents most capable of addressing the Client’s question or concern. All written communications pertaining to such question or comment will be retained by the Company until such time as the Company believes (in its good faith judgment) that it has provided the Client with a complete and satisfactory response. After that time, the Company will either discard the communication or archive it according to the requirements of applicable securities laws.
Please note that, unless expressly advised otherwise, the Company’s e-mail facilities do not provide a means for completely secure and private communications. Although every attempt will be made to keep Client information confidential, from a technical standpoint, there is still a risk.

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For that reason, please use caution when using e-mail to communicate information to the Company that is considered to be confidential.
Disclosure of Privacy Policy

The Company recognizes and respects the privacy concerns of their potential, current and former Clients. The Company is committed to safeguarding this information. As members of the financial services industry, the Company develops a Privacy Policy for informational purposes for Clients and Employees and will distribute and update it as required by law. The Privacy Policy is also available to upon request.
Violations

The Company imposes reasonable disciplinary measures, which may include termination, for violations of its Privacy Policy.

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EXHIBIT A – SAMPLE EMPLOYEE INITIAL & ANNUAL CODE OF ETHICS ACKNOWLEDGMENT FORM
The undersigned Employee of Distillate Capital Partners LLC (the “Company”) acknowledges having received and read a copy of the Code of Ethics, (the “Code”). The Employee understands that observance of the policies and procedures contained in the Code is a material condition of the Employee’s employment by the Company and that any violation of any of such policies and procedures by the Employee will be grounds for immediate termination by the Company.
By the signature below, the Employee agrees to abide by the policies and procedures described in the Code, and affirms that the Employee has not previously violated such policies or procedures and has reported all securities transactions for his reportable personal account(s) in the most recent calendar year as required by the Code.

Employee Name:      Employee Signature:

Date:

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EXHIBIT B – SAMPLE COMPLIANCE CONCERN REPORTING AND CERTIFICATION FORM

Every employee of Distillate Capital Partners, LLC (the “Company”) must internally disclose any and all compliance, regulatory and legal concerns regarding the Company, its Clients, and its Employees.
To that end, and to aid the Company to meet all of its legal and regulatory requirements, please use this form at least quarterly to disclose, certify disclosure, or certify the lack of knowledge of any legal or regulatory concerns. Please check all that apply:
I am reporting a legal or regulatory concern, which is briefly described below.
Other than as reported here or in previously submitted forms, I have no legal or regulatory concerns regarding the Company, its Clients or its Employees. If I believe a previously reported concern has gone unaddressed, I am reporting such concern again here and the fact that it has gone unaddressed.

1.
2.

In addition, I have read and understand the Company’s Code of Ethics which sets forth the Company’s policies and procedures, and I agree to abide by such policy during the term of my employment.

Employee Name:      Employee Signature:

Date:

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EXHIBIT C – SAMPLE OUTSIDE ACTIVITIES OF CURRENT EMPLOYEES

All employees are required to devote their full time and efforts to the business of the Company. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the interests of the Company.
To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the CCO prior to:
•Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses, including charitable, non-profit organizations.
•Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.
•Acting, or representing that the employee is acting, as agent for a firm in any investment banking matter or as a consultant or finder.
•Making a private investment.
•Obtaining a controlling interest in any company or entity.
•Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of the Company) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any firm, or becoming actively involved in a proxy contest.
•Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

Every employee is required to complete the attached disclosure form and have the form approved by the CCO prior to serving in any of the capacities or making any of the investments described heretofore. In addition, an employee must advise the Company if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.

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OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS OF CURRENT EMPLOYEES INSTRUCTIONS:
The Company expects its full-time Employees to devote their full business day to the business of the Company and to avoid any outside employment, position, association or investment that might interfere or appear to interfere with the independent exercise of the employee’s judgment regarding the best interests of the Company and its Clients. Should an activity or investment be deemed a conflict of interest, or appear to create a conflict of interest, between the employee and the Company or a Client, the employee may be required to terminate such.

__________________________________________________________________________________________
Name of Employee

Section A.    GENERAL (All employees must complete all questions in Section A.)

1.	Yes	No	I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than the Company or any of its affiliates. If yes, complete only Sections B and H.
2.	Yes	No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only Sections C and H.
3.	Yes	No	I am seeking approval to make a private investment in an organization or entity. If yes, complete only Sections D and H.
4.	Yes	No	I am seeking approval to purchase a controlling interest in an organization or entity. If yes, complete only Sections E and H.
5.	Yes	No
I am seeking approval to serve or to participate in a security holders’ or creditors’ committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only Sections F and H.

6.	Yes	No	I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant or witness. If yes, complete only Sections G and H.

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Section B.    EMPLOYMENT RELATIONSHIPS AND DIRECTORSHIPS

Name of Organization or Entity:
Employee’s Position or Function:
Activity or Business of Organization or Entity:
Type and Location of Organization or Entity:
Date Association with Organization or Entity will Commence:
Hours Devoted Per Day:	During Business Hours During Non-Business Hours
Annual Compensation From Organization or Entity:
Financial Interest in Organization or Entity:
To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	Yes	No
Does any conflict of interest exist between the Company or any of its affiliates?	Yes	No
Does the organization or entity have a business relationship with the Company or any of their affiliates?	Yes	No

If yes to any of the above, please provide full explanation.

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Section C.    FIDUCIARY RELATIONSHIPS

Name of Person or Organization or Entity Employee will be Acting for:
Employee’s Fiduciary Capacity:
Basis for Appointment: (e.g., Family Related)
Annual Compensation for Serving:

Have securities or futures accounts (other than Federal Reserve Board “Treasury Direct” accounts) been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?
Yes	No

If yes, please complete and attach employee securities/futures account disclosure form included in the Company’s Code of Ethics.

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Section D.    PRIVATE INVESTMENTS

Name of Organization or Entity:
Type and Size of Interest:
Type and Location of Organization or Entity:
Activity or Business of Organization or Entity:
Date Interest to be Acquired:
If Equity Interest, Percentage Ownership:
Will you be receiving any selling compensation in connection with this investment?

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	Yes	No
Does any conflict of interest exist between the Company or any of its affiliates?	Yes	No
Does the organization or entity have a business relationship with the Company or any of their affiliates?	Yes	No

If yes to any of the above, please provide full explanation.

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Section E.    CONTROL INTERESTS

Name of Organization or Entity:
Type and Size of Interest:
Ownership Percentage:
Activity or Business of Organization or Entity:
Date Interest to be Acquired:

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	Yes	No
Does any conflict of interest exist between this entity and the Company or any of its affiliates?	Yes	No
Does the organization or entity have a business relationship with the Company or any of its affiliates?	Yes	No

If yes to any of the above, please provide full explanation.

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Section F.    CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (if applicable):
Target Organization or Entity:
Activity or Business of Organization or Entity:
Type and Location of Organization or Entity:
Employee Role or Function:

To the best of your knowledge:

Does any conflict of interest exist between this entity and the Company or any of its affiliates?	Yes	No
Does the organization or entity have a business relationship with the Company or any of its affiliates?	Yes	No

If yes to any of the above, please provide full explanation.

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Section G.    ARBITRATION/LITIGATION

Employee Role:	Plaintiff	Defendant	Witness

Title of Action:
Description of Action:

To the best of your knowledge:

Is the Company or any of its affiliates involved in or affected by this action?	Yes	No
Is any Company client, counterparty or vendor involved in or affected by this action?	Yes	No

If yes to any of the above, please provide full explanation.

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Section H. EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Company to obtain the approval of the CCO prior to engaging in outside activities or making certain investments, as more fully described in the Company’s policy and to advise the Company if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the CCO promptly if the information herein changes or becomes inaccurate.

Employee Signature	Date

Section I.    CCO APPROVAL/NOTIFICATION

CCO Signature	Date
CCO Name

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EXHIBIT D – SAMPLE EMPLOYEE DISCIPLINARY QUESTIONAIRE

Employee Name:     Date:

Important Note: This form is to be completed by each employee of Distillate Capital Partners, LLC (the “Company”), and their affiliates. The sole purpose of this form is to facilitate complete and accurate disclosure on Form ADV and completion of this form is necessary for that purpose. If you have any questions, please contact the CCO. If any answer you give becomes inaccurate at any time or you discover that an answer given was not accurate at the time given, you are obligated to inform the CCO and to promptly submit a new questionnaire.

A.	In the past ten years, have you:	Yes	No
(1) Been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court of any felony?
(2) Been charged with any felony?
B.	In the past ten years, have you:

(1) Been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment- related business, or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?

(2) Been charged with a misdemeanor listed in B(1)?

(3) Been the named subject of a pending criminal proceeding that involves investments or an investment-related business, or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?

C.	Has the SEC or the Commodity Futures Trading Commission (“CFTC”) ever:
(1) Found you to have made a false statement or omission?
(2) Found you to have been involved in a violation of SEC or CFTC regulations or statutes?
(3) Found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?
(4) Entered an order against you in connection with investment-related activity?

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(5) Imposed a civil money penalty on you, or ordered you to cease and desist from any activity?
D.	Has any federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:
(1) Ever found you to have made a false statement or omission, or been dishonest, unfair or unethical?
(2) Ever found you to have been involved in a violation of an investment-related regulation or statute?
(3) Ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?
(4) Ever entered an order against you in connection with an investment-related activity, statute or regulation?
(5) Ever denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted you from any activity?
(6) Ever imposed a civil money penalty of more than $2,500 on you?
E.	Has any self-regulatory organization or commodities exchange ever:
(1) Found you to have made a false statement or omission?
(2) Found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?
(3) Found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?
(4) Disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?
(5) Ever barred or suspended you from membership or from association with other members, or expelled you from membership?
(6) Ever significantly limited you from investment-related activities or fined you more than $2,500?
F.	Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended?

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G.	Are you now the subject of any regulatory proceeding that could result in a “yes” answer to any part of Items C, D or E above?
H.	Has any domestic or foreign or military court:
(1) In the past ten years, enjoined you in connection with any investment-related activity?
(2) Ever found that you were involved in a violation of an investment-related statute or regulation?
(3) Ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?
(4) Are you now the subject of any civil proceeding that could result in a “yes” answer to any part of Item H?
I.
In the past 10 years, have you been involved in any legal or disciplinary event not noted above that may be considered material to an investor’s evaluation of Distillate Capital Partners, LLC or the integrity of its personnel?

J.	Have you ever been involved in any legal or disciplinary event not noted above that is so serious that it is material to an investor’s or prospective investor’s evaluation of Distillate Capital Partners, LLC, or the integrity of its personnel?
K.
Have you ever been the subject of any order, judgment, or decree permanently or temporarily enjoining, or otherwise limiting, you from engaging in any investment-related activity, or from violating any investment-related statute, rule, or order?

I certify that the information in this Questionnaire is accurate and correct. I will report any changes in it promptly to the CCO.

Signature:

DCM Regulatory Compliance Manual part I.H.4

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